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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Advanced Fibre Communications, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of Advanced Fibre Communications, Inc. of our reports dated March 22, 1996, except for Notes 7, 8 and 9, which are as of August 15, 1996, relating to the consolidated balance sheets of Advanced Fibre Communications, Inc. and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which reports appear in the registration statement on Form S-1 (No. 333-08921) of Advanced Fibre Communications, Inc.


                                               /s/ KPMG Peat Marwick LLP


San Francisco, California
November 5, 1996